UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1

Item 1.01 Entry into a Material Definitive Agreement.

On October 1 2015, Standex International Corporation, a Delaware corporation (“Standex”) and the shareholders of Northlake Engineering, Inc., a Wisconsin corporation, (“Northlake”) simultaneously entered into and consummated a Stock Purchase Agreement pursuant to which Standex acquired all of the outstanding stock of Northlake (the “Agreement”).  Pursuant to the Agreement, Standex has paid approximately $13.5 million in cash for the aggregate outstanding shares of Northlake.  The Purchase Price is subject to post-closing adjustments tied to the level of working capital of the business at the time of the closing, and revenues recognized over the next two fiscal years.  Northlake is a designer, manufacturer and distributor of high reliability electromagnetic products and solutions serving North American power distribution and medical equipment markets.

The Agreement contains customary representations, warranties, indemnities and covenants for stock purchase agreements, made by both parties.  The parties have also entered into certain ancillary agreements including an escrow agreement and employment/consulting agreement which include non-competition covenants.

A copy of the October 1, 2015 press release related to the transaction is attached hereto as Exhibit 99.1.

SECTION 8

Item 8.01 Other Events.

On October 1, 2015, the Company issued a Press Release announcing the simultaneous execution of the Agreement and consummation of the acquisition of Northlake referenced in Item 1.01 above.  A copy of the Press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit  99.1

Press Release of the Company dated October 1, 2015, announcing the acquisition of Northlake.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.  By their nature, all forward-looking statements involve risks and uncertainties, and actual outcomes may differ materially from those contemplated by the forward-looking statements.  Several factors that could materially affect the acquisition of the Northlake business include variations from the Company’s estimates in the actual financial impact of the acquisition, including the condition of the Northlake business after the sale, which may depend upon, among other things, general economic conditions, the cost and availability of raw materials and the degree of success in the integration of Northlake with the Standex Electronics businesses of the Company.  Factors that could materially affect the Company’s actual results are identified in the note regarding forward-looking statements which is contained in the press release attached as Exhibit 99, as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and subsequent periodic reports filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: October 1, 2015

Signing on behalf of the registrant and as principal financial officer